SCHEDULE 14C
                                 (Rule 14c-101)

                              INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

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                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

|_| Definitive Information Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             ICT TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

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      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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

                                                          ICT TECHNOLOGIES, INC.
                                                             33 West Main Street
                                                        Elmsford, New York 10523

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held December 29, 2003
--------------------------------------------------------------------------------

Dear Shareholder,

You are invited to attend the 2003 Annual Meeting to be held on Monday, December 29, 2003 at 10:00 a.m., at the company's headquarters.

The Annual Meeting will begin with a report on our operations, followed by discussion and voting on proposals and discussion on other business matters properly brought before the meeting.

The matters to be voted upon are fully described in the information statement accompanying this Notice. Also enclosed is a copy of the Company's Form 10-KSB/A containing the consolidated financial statements for the year ended December 31, 2002 and the auditors' report on such financial statements, and a copy of the Company's Form 10-QSB containing the Company's unaudited consolidated financial statements for the period ended September 30, 2003.

The record date for the Annual Meeting is December 2, 2003. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. You are cordially invited to attend the meeting in person.

YOUR BOARD OF DIRECTORS IS NOT SOLICITING A PROXY FROM YOU AND DOES NOT WANT YOU TO SEND A PROXY TO US.

                                        By order of the Board of Directors,


                                        VASILIOS KOUTSOBINAS
                                        Chairman & CEO

December 1, 2003

REMEMBER: DO NOT SEND US A PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY, BUT WE ARE NOT SOLICITING ANY PROXIES.

                             ICT TECHNOLOGIES, INC.
                               33 West Main Street
                            Elmsford, New York 10523

                                   ----------

                           2003 INFORMATION STATEMENT

                                   ----------

                                TABLE OF CONTENTS

INTRODUCTION ......................................................................    1

INFORMATION ABOUT THE ANNUAL MEETING ..............................................    1
 What am I voting on? .............................................................    1
 How does the Board of Directors recommend I vote on the proposals? ...............    1
 Who is entitled to vote? .........................................................    1
 How do I vote? ...................................................................    1
 Will my vote be kept confidential? ...............................................    1
 How many votes are required to approve the proposals? ............................    2
 What if a quorum is not present at the meeting? ..................................    2
 How will an abstention be treated? ...............................................    2
 What happens if my shares are held by a broker or nominee? .......................    2
 How will broker non-votes be treated? ............................................    2
 Who can attend the Annual Meeting? ...............................................    2

STOCK OWNERSHIP ...................................................................    3
 Directors and Executive Officers .................................................    3
 Section 16(a) Beneficial Ownership Reporting Compliance ..........................    3

PROPOSAL 1 - ELECTION OF DIRECTORS ................................................    3
 Current Nominees .................................................................    3

MEETINGS AND COMMITTEES ...........................................................    4
 Meetings .........................................................................    4
 Committees .......................................................................    5

COMPENSATION OF DIRECTORS .........................................................    5

SUMMARY COMPENSATION TABLE ........................................................    5

EMPLOYMENT AGREEMENTS .............................................................    5

RELATED PARTY TRANSACTIONS ........................................................    6

PROPOSAL 2 - AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
 THE AUTHORIZED COMMON STOCK AND CREATE A NEW SHARE CLASS .........................    6
 General ..........................................................................    6
 Purpose and Effect of the Proposed Amendment .....................................    6
 Anti-Takeover Effect .............................................................    7
 Vote Required for Approval .......................................................    7

OTHER MATTERS .....................................................................    7

ADDITIONAL INFORMATION ............................................................    7
Independent Public Accountants ....................................................    7

APPENDIX A ........................................................................    8
 Amended and Restated Shareholder and Disposition Agreement .......................    8
APPENDIX B ........................................................................   14
 Amended Certificate of Incorporation .............................................   14

ICT TECHNOLOGIES, INC.                                2003 INFORMATION STATEMENT
33 West Main Street
Elmsford, New York 10523

                                  INTRODUCTION

This information statement is furnished in connection with the Annual Meeting of Shareholders of ICT Technologies, Inc., a Delaware corporation (the "Company"), for use in connection with the Annual Meeting of Stockholders to be held at the Company's headquarters, 33 West Main Street, Elmsford, New York 10523 on December 29, 2003 at 10:00 a.m. local time. At the meeting, stockholders will be asked to vote on two proposals. The proposals are set forth in the accompanying Notice of Annual Meeting of Stockholders and are described in more detail below. Stockholders also will consider any other matters that may properly come before the meeting, although the Board of Directors knows of no other business to be presented.

The Company's Form 10-KSB/A containing the Company's consolidated financial statements for the year ended December 31, 2002, is enclosed, along with a copy of the Company's Form 10-QSB containing the Company's unaudited consolidated financial statements for the period ended September 30, 2003. This information statement and the accompanying materials are being mailed to stockholders on or about December 12, 2003.

DO NOT SEND US YOUR PROXY. WE ARE NOT SOLICITING YOUR PROXY.

                      INFORMATION ABOUT THE ANNUAL MEETING

What am I voting on?

At the Annual Meeting, our stockholders will be voting on two proposals: (i) the election of five directors, each with a term of one year, and (ii) approval of an amendment to the Company's Certificate of Incorporation for the prior increase to the number of authorized shares of common stock from 10,000,000 to 200,000,000 and the creation of a new share class consisting of 10,000,000 shares of preferred stock (210,000,000 total authorized shares).

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends you vote FOR the Board of Director's nominees, and FOR approval of the prior increase of the Company's authorized shares from 10,000,000 to 210,000,000 (10,000,000 shares of which fall under the classification of preferred stock) - see above question and Proposal 2 for more information.

Who is entitled to vote?

Stockholders of record as of the close of business on December 2, 2003, which is known as the record date, are entitled to vote.

How do I vote?

1. YOU MAY VOTE BY PROXY - You have the right to have another person vote for you at the Annual Meeting. The Board of Directors is not soliciting proxies so do not send any proxy to the Company.

2. YOU MAY VOTE IN PERSON AT THE MEETING - If you are a registered stockholder and attend the meeting, you may vote in person or by proxy. Beneficial owners of shares who prefer to vote at the meeting must obtain a proxy from the institution that holds their shares.

Will my vote be kept confidential?

Yes, your vote will be kept confidential and not disclosed to the Company unless:

      o required by law (including in connection with the pursuit or defense of legal or regulatory actions or proceedings);

      o     you expressly request disclosure on your proxy; or

      o     there is a contested election for the Board of Directors

How many votes are required to approve the proposals?

Proposal 1: A plurality of the shares of common stock voting in person or by proxy is required to elect the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. There is no cumulative voting for the election of directors.

If other matters are properly brought before the Annual Meeting, the vote required will be determined in accordance with applicable law, the Nasdaq Marketplace Rules, and ICT Technologies, Inc.'s charter and bylaws, as applicable.

What if a quorum in not present at the meeting?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 86,169,492 eligible votes as of the record date, we will need at least 43,084,747 votes present in person or by proxy at the Annual Meeting for a quorum to exist. If a quorum in not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the meeting.

How will an abstention be treated?

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an abstention. Abstentions will be treated as follows:

      o abstention shares are present and entitled to vote for purposes of determining whether a quorum is present;

      o abstentions will have no effect on the outcome of the vote of Proposal 1 (because directors are elected by a plurality of the votes), and therefore, is not offered as a voting option for Proposal 1;

      o abstentions will have the same effect as votes against Proposal 2 since the vote required is a majority of the voting power present

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held on the street by a broker or nominee, the broker or nominee, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nonetheless be entitled to vote the shares with respect to discretionary items but will not be permitted to vote the shares with respect to non-discretionary items (and thus, the shares will be treated as broker non-votes).

How will broker non-votes be treated?

Shares treated as broker non-votes on one or more proposals will be included for purposes of calculating the presence of a quorum. Otherwise, such shares will be treated as shares not entitled to vote on a proposal (see note under bullet for Proposal 2 below). Accordingly, broker non-votes will result in the following effects:

      o     Proposal 1 - No effect on the election of directors

      o Proposal 2 - Same practical effect as a vote against the proposal (note: since this vote requires a majority vote of the shares outstanding)

Who can attend the Annual Meeting?

All stockholders as of December 2, 2003 can attend the Annual Meeting. If your shares are held through a broker and you would like to attend, please contact your broker and request an omnibus proxy.

                                 STOCK OWNERSHIP

Directors and Executive Officers

The following table sets forth the amount of the Company's common stock beneficially owned by each director of the Company, each of the executive officers named in the Summary Compensation Table below, and all directors and named executive officers as a group as of record date. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power.

                                                  Amount and Nature of         Number of Percent of
Name and Address of Beneficial Owner (1)        Beneficial Ownership (2)         Shares Class (3)
----------------------------------------        ------------------------         ----------------
Vasilios Koutsobinas                                  76,981,675                      89.3(4)
Joshua Shainberg                                       4,887,230                       5.7(5)
Andrew Eracleous                                         839,950                       1.0
Steve Tsavaris                                                --                        --
Esmeraldo Diaz                                                --                        --

All executive officers and directors as a group:

5 persons                                             82,708,855                      96.0

(1) Unless otherwise specified, the address of each beneficial owner is ICT Technologies, Inc., 33 West Main Street, Elmsford, New York 10523

(2) Beneficial ownership has been determined pursuant to Rule 13-d under the Exchange Act.

(3) Based on 86,169,492 shares of common stock outstanding on December 2, 2003

(4) Vasilios Koutsobinas is the holder of 76,981,675 shares and, by virtue of an Amended and Restated Share Acquisition, Voting and Disposition Agreement entered into in connection with the 2002 Transaction (the "Amended Agreement"), may be deemed to share voting and dispositive power with respect to an additional 4,887,230 shares with Joshua Shainberg. Accordingly, Mr. Koutsobinas may be deemed to beneficially own 81,868,905 shares, representing 95% of the outstanding shares. Mr. Koutsobinas disclaims beneficial ownership of all shares other than those held by him directly.

(5) Joshua Shainberg is the holder of 4,887,230 shares and, by virtue of the Amended Agreement, may be deemed to share voting and dispositive power with respect to such shares with Mr. Koutsobinas. Such shares represent 5.7% of the outstanding shares. Mr. Shainberg disclaims beneficial ownership of all shares other than those held by him directly.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to disclose in this proxy statement any late filings or failures to file. To the Company's best knowledge all required reports for 2003 have been filed on a timely basis by reporting persons.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

Current Nominees

The Company's Board of Directors currently consists of five directors. Each Director is elected to serve for a one-year term or until a successor is elected.

Each nominee has consented to being named in this Information Statement and has agreed to serve if elected. All the nominees are presently members of our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Information Statement to serve as members of our Board of Directors (See "Nominees" below).

If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our Board of Directors, as per their recommendation.

       Name                Age               Position             Director Since
       ----                ---               --------             --------------
Vasilios Koutsobinas        50        Director, Chairman and           2002
                                      Chief Executive Officer

Joshua Shainberg            47        Director, President              1999

Andrew Eracleous            74        Director, Chief                  2002
                                      Financial Officer

Steve Tsavaris              54        Director                         2002

Esmeraldo Diaz              40        Director                         2002

Certain biographical information concerning such nominees is set forth below:

Vasilios Koutsobinas has served as the Chairman and Chief Executive Officer and Director of ICT Technologies, Inc. since May 2002. Prior to joining ICT Technologies (and simultaneously with his service to ICT Technologies), Mr. Koutsobinas had served as chief executive officer of the Eurogroup of Companies, which included several subsidiaries contributed to ICT Technologies as well as Europhone USA, Inc., since March 17, 2000. Mr. Koutsobinas has over 25 years of experience in the import/export field which he engaged in through private companies of his own.

Joshua Shainberg has been the President and a Director of ICT Technologies, Inc. since February 1997.

Andrew Eracleous has served as the Chief Financial Officer and Director of ICT Technologies, Inc. since November 2002. For the past 50 years, Mr. Eracleous has been an accountant in private practice.

Steve Tsavaris has served as a Director of ICT Technologies, Inc. since October 2002 and as a member of its Audit Committee since February 2003. Mr. Tsavaris is the President of Ponce de Leon Bank, a position he has held since 1990.

Esmeraldo Diaz has served as a Director of ICT Technologies since October 2002 and as a member of its Audit Committee since February 2003. Mr. Diaz is the Vice President of the Loan Department of Ponce de Leon Bank, a position he has held since 1998.

                             MEETINGS AND COMMITTEES

Meetings

The Company's operations are managed under the broad supervision of the Board of Directors, which has responsibility for the establishment and implementation of the Company's operating mindset, objectives, policies and procedures. During 2002, the Board of Directors conducted a combined total of four regularly and specially scheduled meetings.

Due to the 2002 Transaction(1), the composition of the Board of Directors changed, previously being composed of two members: 1) Joshua Shainberg, President and Director 2) Bindiya Moorjani Ph.D., Secretary, Treasurer and Director.

Each of the current directors who served during 2002 did not all attend at least 75% of the meetings of the Board. Specifically, Mr. Andrew Eracleous, who became a Board member in November 2002, did not satisfy such attendance standards. In addition, Mr. Joshua Shainberg also attended less than 75% of the board meetings.

Committees

The Board of Directors has an Audit Committee, composed entirely of directors who are not employees of ICT Technologies, Inc. The Board does not have a Compensation Committee or a Nominating Committee. There were no members of any committees as of December 31, 2002.

The functions of the Audit Committee, which did not actively meet during 2002, are as follows:

      o review significant financial information to provide assurance that the information is accurate, made available timely, and includes all appropriate financial statement disclosures

      o identify and assist in maintaining the integrity of the existing accounting and internal control systems

      o oversee the independent auditors' qualification and independence, performance; and

      o provide an effective communication medium between the auditors (internal and independent) and the Board of Directors.

                            COMPENSATION OF DIRECTORS

During the year ended December 31, 2002, the Company paid each director a sum of $2,000 for each meeting attended, beginning with the second meeting for the year in October.

                           SUMMARY COMPENSATION TABLE

                                                                       Other Annual      All Other
Name and Principal Position    Year         Salary           Bonus     Compensation    Compensation
Vasilios Koutsobinas           2002        $81,096            -0-        $ 4,666        $ 11,832
Joshua Shainberg n1/           2002             -0-           -0-             -0-             -0-
                               2001             -0-           -0-             -0-             -0-
                               2000             -0-           -0-             -0-             -0-
Andrew Eracleous               2002        $31,000            -0-             -0-       $100,000(n2)

n1/ The Board of Directors has not yet made a determination regarding Mr. Shainberg's compensation package. It is anticipated that after such determination is made, a retroactive adjustment for 2002 may be made.

n2/ Represents 435,000 shares of Common Stock issued to Mr. Eracleous in exchange for services.

                              EMPLOYMENT AGREEMENTS

The Company does not currently have employment agreements with any of its employees. Regardless, Mr. Koutsobinas is employed at-will as Chief Executive Officer of the Company. As per a Board of Directors meeting, it was agreed that Mr. Koutsobinas would

----------
(1) Information concerning the 2002 Transaction is incorporated by reference from the Company's Annual Report on Form 10-KSB/A for fiscal 2002 filed with the Securities and Exchange Commission on August 18, 2003.

receive a salary of $500,000 per year (of which none has been paid out by the Company until this date). In turn, other compensation would we provided such as a cost for auto allowance and medical benefits.

Mr. Eracleous is employed at-will as Chief Financial Officer of the Company. As per the Board of Directors, it was agreed that Mr. Eracleous would receive a salary of $75,000 per year.

                           RELATED PARTY TRANSACTIONS

In May, 2002, the Company issued 10,000,000 shares of common stock to Europhone USA and 68,000,000 shares of common stock to Mr. Vasilios Koutsobinas for all of the business and certain assets of Europhone USA, Inc. and Europhone, Inc. These companies were controlled by Mr. Koutsobinas. Subsequently, the 10,000,000 shares issued to Europhone USA, Inc. were cancelled and reissued to Mr. Koutsobinas following the contribution of the capital stock of Europhone USA, Inc. to the Company pursuant to the Amended and Restated Shareholder and Disposition Agreement (see Appendix A).

In December, 2002 the Company shipped an aggregate of approximately $1,289,340 in prepaid telephone cards to two distributors of prepaid phone cards overseas on an essentially consignment basis. One of the customers is the daughter of Mr. Vasilios Koutsobinas, Chairman of the Board of the Company.

                                   PROPOSAL 2
       AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
            THE AUTHORIZED COMMON STOCK AND CREATE A NEW SHARE CLASS

General

The Company's Amended and Restated Certificate of Incorporation currently authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share. This amendment was the result of an unannounced, special Board of Directors meeting that took place last year. The attendees of the meeting constituted a representation of shares greater than 90% of the then total outstanding amount.

The Board of Directors decision to change the Company's focus to a distribution company was the result of its negotiations with Mr. Koutsobinas, currently the Chairman & CEO. The negotiations focused on a change of control through the contribution of Mr. Koutsobinas's ownership interest in various private companies with material contracts for the sale of telecommunications products and services, air conditioners, and motorcycles ("2002 Transaction"). In exchange, Mr. Koutsobinas would be issued 78,000,000 shares of common stock and would assume the position of Chairman & CEO of the Company (see Related Party Transactions).

This amendment is being introduced as a proposal to allow shareholders to vote as if the vote were taking place last year. Such vote would not effect any change in the Company's currently outstanding common and preferred stock.

Purpose and Effect of the Proposed Amendment

As noted above, the Company required additional authorized shares to allow for the 2002 Transaction to materialize. In addition, consideration was given to the fact that the increase would allow the Company to raise additional funds for working capital purposes.

Increasing the number of shares of authorized common provides the Company greater flexibility for:

      o     financings, mergers and acquisitions of property;

      o     stock dividends and stock splits; and

      o     grants under stock-based employee benefit plans.

Anti-Takeover Effect

Although it wasn't a factor in the Board's decision to carry out the amendment, the amendment could have an anti-takeover effect. If the Company was the subject of a hostile takeover attempt, it could try to hamper the takeover by issuing available shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. This defensive strategy choice could discourage unsolicited takeover efforts, thereby limiting the opportunity for the Company's stockholders to realize a higher price for their shares as compared to public market availability.

Vote Required for Approval

The approval of the amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock requires the affirmative vote of a majority of the shares outstanding as of the record date.

                                  OTHER MATTERS

The Board of Directors is unaware of any other business that will be presented at the meeting.

                             ADDITIONAL INFORMATION

Independent Public Accountants

The Board of Directors has selected Drakeford & Drakeford to serve as the independent accountants for the Company for the fiscal year ended December 31, 2004.

                                   APPENDIX A

                        AMENDED AND RESTATED SHARE ACQUISITION VOTING AND DISPOSITION AGREEMENT executed as of April 29, 2003 (the "Execution Date") and effective as of May 9, 2002 (the "Effective Date") among ICT Technologies, Inc. (the "Company"), Europhone USA, Inc. ("Europhone USA"), Vasilios Koutsobinas ("Koutsobinas") and Joshua Shainberg ("Shainberg").

      WHEREAS, the parties hereto, C.Trade USA, Inc. ("C.Trade") and Nick Kontonicolas ("Kontonicolas") executed certain transactions during 2002 (collectively, the "Transaction") pursuant to which the businesses operations of the Company, Europhone USA, Europhone Inc. ("Europhone"), Eurospeed, Inc. ("Eurospeed") and Eurokool, Inc. ("Eurokool") have been operated on a combined basis;

      WHEREAS, subsequent to the Effective Date, (i) the parties hereto, C.Trade and Kontonicolas have agreed that certain shares of common stock of the Company issued to C.Trade and held by Koutsobinas pending the performance of finder services by Kontonicolas shall be cancelled and (ii) the parties hereto have determined that the capital stock of 6 million shares shall be contributed to the Company; and

      WHEREAS, the parties wish to set forth fully herein the terms of the Transaction, as amended hereby;

      NOW, THEREFORE, the parties hereto agree as follows:

      SECTION 1. Issuance of Shares; Consideration. (a) On or about April 29, 2002, the Company issued (i) 68 million new shares of common stock to Vasilios Koutsobinas and (ii) 10 million new shares of common stock to Europhone USA, which is wholly owned by Koutsobinas (the shares described in (i) and (ii) being referred to collectively herein as the "Consideration Shares") in exchange for the transfer to the Company of the following assets/agreements:

            (i) a 100% ownership interest in Europhone, Inc. ("Europhone"); at the Effective Date, Europhone was party to the following agreements:

                  (A) an agreement dated as of June 9, 2002 between Ningbo Bird Corporation Ltd. and Europhone;

                  (B) an agreement dated December 29, 2001 between Guangdong Chigo Air Conditioning Co., Ltd. and Europhone;

                  (C) an agreement dated July 7, 2002 between Guangdong Richvast Group Company, Limited and Europhone;

                  (D) an agreement dated December 29, 2001 between Giantco, Limited and Europhone; and

                  (E) an agreement dated October 17, 2001 between Canquest Communications (Online) Inc, and Europhone;

            (ii) 100% ownership interests in Eurokool and Eurospeed;

            (iii) an agreement dated as of October 27, 2000 between Canquest Communications (Canada) Inc. and Europhone USA;

            (iv) an agreement dated November 20, 2001 between IGAEA, and Europhone USA.

            (b) The parties acknowledge that the agreements described in clauses
(iii) and (iv) of Section 1(a), as well as the following agreements entered into by Europhone USA subsequent to the Effective Date, have been performed (to the extent performed prior to the Execution Date) by Europhone USA as agent for the
Company:

            (i) an agreement dated as of August 8, 2002 between 9278 Communication, Inc. and Europhone USA; and

            (ii) an agreement dated August 20, 2002 between PNG
            Telecommunications, Inc., and Europhone USA.

      (c) In recognition of the fact that the businesses of the Company and Europhone USA have been operated on a combined basis since the Effective Date, the parties agree that Koutsobinas hereby contributes to the Company a 100% ownership interest in Europhone USA.

      SECTION 2. Current Stock Ownership. Each of the parties hereto other than the Company represents that it holds directly the number of shares of the Company's common stock set forth on Schedule A hereto (such shares, together with any other shares of capital stock of the Company acquired by any such party after the Effective Date (including through the exercise of stock options, warrants or similar rights or the conversion or exchange of securities), being referred to herein as "Shares"). Each party further represents and warrants that each transfer of Shares by him or it subsequent to the Effective Date has been in compliance with the terms of this Agreement (including without limitation the last sentence of Section 3).

      SECTION 3. Limitations on Transfer and other Actions. During the period (the "Restricted Period") beginning on the Effective Date and ending on June 30, 2007, each of Koutsobinas and Shainberg (each a "Stockholder" and collectively the "Stockholders") hereby agrees that he will not, and will not enter into any contract, option or other undertaking to, sell, transfer, assign or otherwise dispose of more than two million Shares in any year or grant any right or proxy to vote or grant consent in lieu of a vote with respect to any Shares, now owned or hereafter acquired by such party. Notwithstanding the foregoing, Koutsobinas and Shainberg may sell, transfer, assign or otherwise dispose of any Shares to any person directly or indirectly controlling, or controlled by such party ("Affiliate") or such party's parent, spouse, child, sibling or any trust or other estate planning vehicle created for the primary benefit of such parent, spouse, child or sibling (each a "Family Member"), provided that (i) in the case of a transfer by Shainberg, Koutsobinas receives prior written notice of such transfer and (ii) the Affiliate or Family Member to which such Shares, or interest therein, is or may be sold, transferred, assigned, otherwise disposed of, executes an agreement in form and substance that is reasonable pursuant to which such Affiliate or Family Member agrees to be bound by the terms and conditions of this Section 3 and Section 4.

      SECTION 4. Agreement to Vote; Grant of Irrevocable Proxy; Appointment of Proxy. During the Restricted Period, unless otherwise directed in writing by
Koutsobinas:

            (a) Shainberg hereby agrees to vote or to give a written consent with respect to, all Shares which he is entitled to vote, only as directed in writing by Koutsobinas.

            (b) Shainberg hereby irrevocably and severally grants to, and appoints, Koutsobinas and any person designated by Koutsobinas to act in his place, a proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of Shainberg, to vote his Shares beneficially owned, or grant a consent or approval in respect of such Shares beneficially owned. Shainberg agrees to execute such other instruments as may reasonably be necessary or advisable to effect the intent of each proxy granted hereby and not to give any subsequent proxies with respect to the Shares beneficially owned (which, if given, shall be void ab initio and shall not be effective).

            (c) Shainberg represents and warrants that any proxies (other than the proxies contained in Section 4(b) hereof) heretofore given in respect of his Shares beneficially owned are hereby revoked and that any consent necessary for such revocation has been previously obtained.

            (d) Shainberg hereby affirms that his proxy granted in Section 4(b) is coupled with an interest and may under no circumstances be revoked. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the applicable provisions of the Delaware General Corporation Law. Such irrevocable proxy shall be valid until the expiration, or the termination in accordance with Section 8, of the Restricted Period.

      SECTION 5. Other Dealings. During the Restricted Period, each Stockholder shall, and shall cause his or its Affiliates to, offer to the Company any and all transactions, proposals, business plans, acquisitions, consultancies, advisories or other corporate opportunities that become available to such Stockholder and are within the scope of the business conducted by the Company at the time the same becomes available to such Stockholder, and such Stockholder may only pursue any such opportunity outside the Company with the prior written approval of a majority of Board of Directors of the Company.

      SECTION 6. Representations and Warranties of the Company. The Company hereby represents and warrants to Koutsobinas and Europhone USA that the Consideration Shares have been duly authorized, validly issued, are fully paid and nonassessable and, upon issuance, were free and clear of all liens, claims or encumbrances (collectively, "Liens") other than Liens created by or through the recipients thereof. The issuance and delivery of such shares was not subject to any preemptive right of shareholders of the Company that has not been waived or to any right of first refusal or other right in favor of any person that has not been waived.

      SECTION 7. Other Representations and Warranties. Each party, severally and not jointly, represents and warrants in respect of himself or itself that:

            (a) Such party has the necessary power and authority to enter into this Agreement and to perform his or its obligations under this Agreement. If such party is not an individual, the execution and delivery of this Agreement by it and the performance of its obligations under this Agreement have been duly and validly authorized by all necessary action, and no other proceedings on the part of any such party are necessary to authorize such execution, delivery or performance.

            (b) The execution and delivery of this Agreement by such party does not, and the performance by such party of his or its obligations under this Agreement will not, (i) conflict with or violate the certificate or articles of incorporation, bylaws, partnership agreement, trust instrument or other organizational document (if any) of any such person, (ii) conflict with or violate any legal requirement applicable to any such person or by which any of its properties or assets (including any Shares held by it) is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any Shares held by him or it pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the such person is a party or by which such person or any of its properties or assets (including any Shares held by him or it) is bound or affected.

            (c) The execution and delivery of this Agreement by such party does not, and the performance of this Agreement by such party will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental body, except for any filing which may be required by the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.

      SECTION 8. Termination. The provisions of Sections 3 through 5 shall terminate upon the earliest to occur of:

            (a) the written agreement of all of the Stockholders and the Company;

            (b) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding (x) any merger effected exclusively for the purpose of changing the domicile of the Company or
(y) any transaction or series of related transactions following which holders of the Company's voting securities outstanding immediately prior to such transaction or series of related transactions hold more than 50% of the voting securities of the entity surviving such transaction or series of related transactions or an entity controlling such surviving entity), or the sale or transfer by the Company of all or substantially all of its assets otherwise than to a wholly-owned affiliate of the Company or to an entity more than 50% of the voting securities of which (or of the controlling entity of which) is held following such sale or transfer by holders of the Company's voting securities prior to such sale or transfer (any such event a "Change of Control"); and

            (c) the complete liquidation, dissolution and winding up of the Company.

      SECTION 9. Further Assurances. Each party will, at the Company's expense, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or any party may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

      SECTION 10. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such person's Shares and shall be binding upon any person to which legal or beneficial ownership of such person's Shares shall pass, whether by operation of law or otherwise, including without limitation, such person's heirs, guardians, administrators or successors. The certificates evidencing the Shares shall have bear a legend to the foregoing effect. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company or the acquisition of additional Shares by any Stockholder the number of Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to such additional Shares.

      SECTION 11. Amendment. This Agreement may not be amended, supplemented, modified or waived except by any instrument in writing signed by all of the parties hereto.

      SECTION 12. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and, except as otherwise provided in this Agreement, shall be deemed to have been duly given if so given) if delivered in person, or sent by overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

            If to the Company, to:

            ICT Technologies, Inc.
            33 West Main Street
            Elmsford, NY 10253

            with a copy to:

            Kenneth G. Alberstadt
            111 Broadway, 18th Floor
            New York, New York 10006
            Fax: (212) 404-7567

            If to any Stockholder, at the address set forth in the Company's records.

Any party may change its address for notices by notice to the other parties in accordance with this Section.

      SECTION 13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

      SECTION 14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof, except to the extent that the laws of the State of Delaware are mandatorily applicable hereto.

      SECTION 15. Consent to Jurisdiction; Consent to Service. THE PARTIES HERETO HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE FEDERAL AND STATE COURTS LOCATED IN WESTCHESTER COUNTY, NEW YORK IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HERETO HEREBY WAIVE PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH LITIGATION AND AGREE THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO OR BY PERSONAL DELIVERY TO ANOTHER PARTY TO THIS AGREEMENT AT SUCH OTHER PARTIES' ADDRESS SPECIFIED IN SECTION 12.

      SECTION 16. Specific Performance. The parties hereto agree that if any of the provisions of Sections 3 through 5 were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall (without the posting of bond or other security), be entitled to obtain from any court of competent jurisdiction specific performance of the terms hereof, in addition to any other remedy at law or equity.

      SECTION 17. Binding Effect. Without limitation of Section 20, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of the parties hereto. In addition, for so long as the Restricted Period has not expired or been terminated, Sections 3 through 5 shall be binding upon any Affiliates and Family Members of the parties hereto (and the parties hereto shall cause their Affiliates and Family Members to comply with the terms thereof) and the transferees of any Shares held by the parties hereto (other than (i) transferees pursuant to a distribution of securities registered under the Securities Act that is consented to by Koutsobinas and (ii) transferees who are not Affiliates or Family Members of any of the parties hereto and who receive their Shares in a transaction permitted by
Section 3). Notwithstanding the foregoing, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      SECTION 18. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter. Without limitation of the foregoing, this Agreement supersedes
(i) that certain letter of intent dated May 9, 2002 among C.Trade, the Company, Europhone USA, Europhone Inc., Eurokool USA Inc., Eurokool Inc., Eurospeed USA Inc. and Eurospeed Inc., (ii) that certain Stockholder Agreement dated as of May 9, 2002 for the benefit of Koutsobinas, Kontonicolas and Shainberg, (iii) that certain letter agreement dated May 9, 2002 among the Company, Shainberg, Kontonicolas and C.Trade and (iv) that certain Receipt dated December 17, 2002 between Koutsobinas and Kontonicolas.

      SECTION 19. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this. Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 20. Assignment. Neither this agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that no such assignment shall relieve any party hereto of its obligations hereunder if such transferee does not perform such obligations.

      SECTION 21. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections, subsections and clauses referred to Sections, subsections and clauses of this Agreement unless otherwise stated.

                                            ICT TECHNOLOGIES, INC.

                                            By: /s/ Vasilios Koutsobinas
                                               ---------------------------------
                                            Name:  Vasilios Koutsobinas
                                            Title: CEO and Chairman of the Board

                                            By: /s/ Joshua Shainberg
                                               ---------------------------------
                                            Name:  Joshua Shainberg
                                            Title: President


                                            EUROPHONE USA, INC.

                                            By: /s/ Vasilios Koutsobinas
                                               ---------------------------------
                                            Name:  Vasilios Koutsobinas
                                            Title: President

                                                                      SCHEDULE A

                         Beneficial Ownership of Shares

Stockholder                  Shares Beneficia1y Owned

Europhone USA, Inc.          10,000,000

Vasilios Koutsobinas         68,000,000

Joshua Shainberg             5,960,000

                                   APPENDIX B

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/06/2002
                                                             020152593 - 3048457

                                STATE OF DELAWARE

                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                             ICT TECHNOLOGIES, INC.

      First: That at a meeting of the Board of Directors of ICT Technologies, Inc., a resolution was duly adopted setting forth proposed amendments to the Certificate of Incorporation, declaring said amendments to be advisable and calling a meeting of stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendments is as follows:

      RESOLVED, that Article FOURTH is hereby amended to read as follows:

      This corporation shall have the authority to issue two (2) classes of capital stock the total of which shall be 210,000,000 shares. The classification and par value of 200,000,000 shares shall be common voting stock having a par value of $.001 per share, and each share shall be entitled to the same dividend, liquidation, and voting rights; the classification and par value of 10,000,000 shares shall be preferred stock having a par value of $.001 per share. Said preferred stock may be issued from time to time in one or more classes or series with such dividend rates, voting rights, rights of conversion, rights upon dissolution or liquidation, and with such designations or restrictions thereof as shall be determined by resolution adopted by the Board of Directors at the time such stock is issued without further approval of the shareholders.

      Article SIXTH is hereby amended to read as follows:

      The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808; and the name of the registered agent of the Corporation is Corporation Service Company.

      A new Article EIGHTH is hereby adopted to read as follows:

      The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action In another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

      Second: The amendments to the Certificate of Incorporation herein certified have been duly adopted and written consent of the board of directors and of holders of a majority of the common stock have been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      Third: That the capital of said corporation shall not be reduced under or by reason of said amendment.


                                        By: /s/Joshua Shainberg
                                        -----------------------------
                                            Joshua Shainberg,
                                            President